Exhibit 99.1

News Release
CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace
(561) 791-5000 ext. 1450

B/E AEROSPACE ANNOUNCES APPOINTMENT OF TWO NEW DIRECTORS
AND RETIREMENT OF ONE DIRECTOR

WELLINGTON, FL, March 1, 2012 – B/E Aerospace (Nasdaq: BEAV), the world’s leading manufacturer of aircraft cabin interior products and the world’s leading distributor of aerospace fasteners and consumables, today announced the appointment of Michael F. Senft and John T. Whates to its Board of Directors. The Company also announced today that Arthur E. Wegner retired from the Board of Directors for health reasons, effective February 29, 2012.

Mr. Senft is currently a Managing Director of Moelis & Company, where he provides strategic advisory services to clients in a variety of industries, including the Metals and Mining, Food, and Industrials sectors.  Mr. Senft has almost 30 years of experience as an investment banker, including prior roles as Global Head of Leveraged Finance at CIBC, and Global Co-Head of Leveraged Finance at Merrill Lynch. Mr. Senft is also President of Crucible Associates LLC, a private investment vehicle he founded in 2009. From 2008 to 2010, Mr. Senft served on the Board of Directors of Moly Mines Ltd, a development stage mining company publicly listed on the Australian and Toronto stock exchanges. Mr. Senft holds a BA in Economics from Princeton University, and an MBA from the Stern School of Business at New York University.

Mr. Whates has been an independent tax advisor and involved in venture capital and private investing since 2005. He is Chairman of the Board of Dynamic Healthcare Systems, Inc., a company that provides enterprise technology software solutions to healthcare organizations. Previously, Mr. Whates was a tax partner in several of the largest public accounting firms, most recently leading the High Technology Group Tax Practice of Deloitte LLP in Orange County, California. He has extensive experience working with public companies in the fields of tax, equity financing and mergers and acquisitions. Mr. Whates is a graduate of the University of Illinois, Southwestern University School of Law and Golden Gate University.

Amin J. Khoury, Chairman and Chief Executive Officer of B/E Aerospace commented, “The Company wishes to thank Mr. Wegner for his significant contributions and services as a member of our Board of Directors. His industry experience and his commitment to quality and continuous improvement proved highly valuable to our Company.”

Mr. Khoury added, "I am pleased to welcome Mr. Senft and Mr. Whates as members of our Board of Directors. Both have advised the Company and its management numerous times over the past twenty years and both have a deep understanding of our business.  As a result, they both possess the knowledge, commitment and determination to contribute significantly to many facets of our business."

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission, which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled "Forward-Looking Statements" contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws, the Company does not intend to update publicly or revise any forward-looking statements to reflect subsequent events or circumstances.

About B/E Aerospace

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading distributor of aerospace fasteners and consumables. B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets. B/E Aerospace manufactured products include aircraft cabin seating, lighting, oxygen, and food and beverage preparation and storage equipment. The company also provides cabin interior design, reconfiguration and passenger-to-freighter conversion services. Products for the existing aircraft fleet – the aftermarket – generate approximately 50 percent of sales. B/E Aerospace sells and supports its products through its own global direct sales and product support organization. For more information, visit the B/E Aerospace website at www.beaerospace.com.